SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 2, 2001

(Date of earliest event reported)

 UAL CORPORATION

   (Exact name of registrant as specified in its charter)

            Delaware                  1-6033       36-2675207

(State or other jurisdiction       (Commission    (I.R.S. Employer
         of incorporation)                  File Number)    Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois            60007

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (847) 700-4000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9.   Regulation FD Disclosure.

James E. Goodwin, Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc., will be speaking February 6, 2001,(rather than February 5th as originally indicated) at the 16th annual air carrier conference, hosted by Goldman Sachs.  Mr. Goodwin is scheduled to speak between 12:35 p.m. and 1:50 p.m., Eastern Time.  His remarks will be webcast simultaneously on the Goldman Sachs web site, rather than UAL's web site as originally indicated.  Information for accessing the webcast is provided below:

https://www.gs.com/ir/conf/8

username: conference/conf8

password:air2001

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UAL CORPORATION

By: /s/ Douglas A. Hacker
                                Name: Douglas A. Hacker Title: Executive Vice President
and Chief Financial Officer

Dated: February 5, 2001